SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 24, 2003

COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-44155	13-7140975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

302 636-330

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

The Registrant has issued the press release, dated April 24, 2003, attached as an exhibit hereto describing a recent development in the case brought by Coast Federal Savings, FSB (“Coast Federal”), against the United States Government relating to the Government’s alleged breach of the agreement, entered into in 1987 in connection with Coast Federal’s acquisition of Central Savings and Loan Association, to treat certain amounts as a permanent addition to Coast Federal’s regulatory capital.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Document Description

99.1	Press release of the Registrant, dated April 24, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FEDERAL LITIGATION CONTINGENT PAYMENT RIGHTS TRUST
(Registrant)

Dated:	April 24, 2003	By:	RAY MARTIN
		Name:	Ray Martin
		Title:	Litigation Trustee

INDEX TO EXHIBITS

Exhibit No.	Document Description

99.1	Press release of the Registrant, dated April 24, 2003